EXHIBIT INDEX

(11) Opinion and Consent of Counsel as to the legality of the securities being registered.

(16)(a) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated January 7, 2004.

(17)(c)   Prospectus, dated Sept. 29, 2003, for AXP Large Cap Equity Fund.

(17)(d) Statement of Additional Information, dated Sept. 29, 2003, for AXP Large Cap Equity Fund.

(17)(f)   Prospectus, dated April 1, 2003, for AXP Blue Chip Advantage Fund.

(17)(g) Statement of Additional Information, dated April 1, 2003, for AXP Blue Chip Advantage Fund.

(17)(j)   Prospectus, dated Sept. 29, 2003, for AXP Research Opportunities Fund.

(17)(k) Statement of Additional Information, dated Sept. 29, 2003, for AXP Research Opportunities Fund.

(17)(m) Prospectus Supplement, dated Jan. 20, 2004, for AXP Large Cap Equity Fund, AXP Blue Chip Advantage Fund and AXP Research Opportunities Fund.

(17)(n) Prospectus Supplement, dated Nov. 19, 2003, for AXP Blue Chip Advantage Fund and AXP Research Opportunities Fund.

(17)(o) Prospectus Supplement, dated Sept. 4, 2003 for AXP Blue Chip Advantage Fund.

(17)(p) Prospectus and Statement of Additional Information Supplement, dated May 28, 2003 for AXP Blue Chip Advantage Fund.

(17)(q) Statement of Additional Information Supplement, dated May 1, 2003, for AXP Blue Chip Advantage Fund.